Exhibit 99.2

[GRAPHIC APPEARS HERE]

Contacts:	Lisa Burns (Investors)
Elizabeth Grammer	Justin Jackson (Media)
Vice President and General Counsel	Burns McClellan
(781) 672-1332	(212) 213-0006

Essential Therapeutics Announces the Effectiveness of its Plan of Reorganization

Waltham, MA, October 21, 2003—Essential Therapeutics, Inc., and its subsidiaries, Maret Corporation and The Althexis Company, Inc., today announced that their Plan of Reorganization filed with the Delaware Bankruptcy Court on May 2, 2003 was confirmed by the Bankruptcy Court on October 10, 2003 and has become effective. Among other things, the Plan provides for the merger of Maret and Althexis into Essential, the payment in full of obligations owed to certain creditors and the recapitalization of the company as a privately-held entity.

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